                                                                       Exhibit 2

                     Revised and Effective November 23, 2004

================================================================================

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                        MERRILL LYNCH READY ASSETS TRUST

================================================================================

                        MERRILL LYNCH READY ASSETS TRUST
                        --------------------------------

                                     BY-LAWS
                                     -------

     These by-laws are made and adopted pursuant to Section 2.7 of the
Declaration of Trust establishing MERRILL LYNCH READY ASSETS TRUST dated January
21, 1975, as from time to time amended (hereinafter called the "Declaration").
All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                   ARTICLE I.

                              Shareholder Meetings
                              --------------------

     Section 1.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in his absence, the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustee or
Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

     Section 1.2 Proxy Representation; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Section 11.4 of the Declaration. A
Shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Trust at or before the meeting at which the appointment is to be effective. A Shareholder may also authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the
Internet) obtained pursuant to

procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment.
No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the Trust. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

     Section 1.3 Closing of Transfer Books and Fixing Record Dates. For the
purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in Section 11.3 of the Declaration. If the Trustees do not prior to any meeting of shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

     Section 1.4 Inspectors of Election. In advance of any meeting of
Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint up to three Inspectors of
Election of the meeting. If appointed at the meeting on the request of one or more Shareholders

or proxies, a majority of Shares present shall determine the number of
Inspectors to be appointed, but failure to allow such determination by the
Shareholders shall not affect the validity of the appointment of Inspectors of
Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     Section 1.5 Records at Shareholder Meetings. At each meeting of the
Shareholders there shall be open for inspection the minutes of the last previous
Annual or Special Meeting of Shareholders of the Trust and a list of the
Shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address and number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of

the books and records of the Trust as are granted to shareholders of a
Massachusetts business corporation.

                                   ARTICLE II.

                                    Trustees
                                    --------

     Section 2.1 Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting, as soon as practicable after the Annual Meeting of
Shareholders. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

     Section 2.2 Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any
two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

     Section 2.3 Notice. Notice of a meeting shall be given by mail or by telegram (which term shall include a cablegram) or delivered personally. If notice is given by mail, it shall be mailed no later than 48 hours preceding the meeting and if given by telegram or personally, such telegram shall be sent or delivery made not later than 48 hours preceding the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice of a Meeting of
Trustees may be waived before or after any meeting by signed written waiver.
Neither the business to be transacted at, nor the purpose of, any meeting of the
Board of Trustees need be stated in the notice or waiver of notice of such meeting, and not notice need be given of action proposed to be taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a

waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

     Section 2.4 Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary.

                                  ARTICLE III.

                                    Officers
                                    --------

     Section 3.1 Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice-Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a
Vice-President as an Executive Vice-President and may designate the order in which the other Vice-Presidents may act. The President shall be a Trustee, but no other officer of the Trust need be a Trustee.

     Section 3.2 Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the

Trustees, the Trustees shall elect the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

     Section 3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately upon receipt by the President or Secretary, or at a later date according to the terms of such notice in writing.

     Section 3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

     Section 3.5 President and Vice Presidents. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the
Trust and of its employees and Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.
Subject to the direction of the Trustees, and of the President, each
Vice-President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

     Section 3.6 Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes, of Shareholders, Trustees and the Executive Committee,
if any. He shall be custodian of the seal of the Trust, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a Massachusetts business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The
Secretary shall also perform any other duties commonly incident to such office in a Massachusetts business corporation, and shall have such other authorities and duties as the Trustee shall from time to time determine.

     Section 3.7 Treasurer. Except as otherwise directed by the Trustees, the
Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust in such depositories as the
Trustees shall designate. He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. He shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which, together with all other property of the
Trust in his possession, shall be subject at all times to the inspection and control

of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. He shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize the
Investment Adviser, the Distributor, the Custodian or the Transfer Agent to
maintain bank accounts and deposit and disburse funds of the Trust on behalf of the Trust.

     Section 3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

                                   ARTICLE IV.

                                  Miscellaneous
                                  -------------

     Section 4.1 Depositories. The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents
(including the Investment Adviser and Distributor), as the Trustees may from time to time authorize.

                                   ARTICLE V.

                                 Stock Transfers
                                 ---------------

     Section 5.1 Certificates. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

     Section 5.2 Transfer Agents, Registrars and the Like. As provided in
Section 7.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have the power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

     Section 5.3 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 7.8 of the Declaration. The Trust, or its transfer agent, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

     Section 5.4 Registered Shareholders. The Trust may deem and treat the holder of record of any Share as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                   ARTICLE VI.

                              Amendment of By-Laws
                              --------------------

     Section 6.1 Amendment and Repeal of By-Laws. In accordance with Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt

                                       10

new By-laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The
Trustees shall in no event adopt By-Laws which are in conflict with the
Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

     The declaration of Trust establishing Lionel D. Edie Ready Assets Trust, dated January 21, 1975, a copy of which, together with all amendments thereto
(the "Declaration"), is on file in the office of the Secretary of the
Commonwealth of Massachusetts, provides that the name "Lionel D. Edie Ready
Assets Trust" refers to the Trustees under the Declaration collectively as
Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Lionel D. Edie Ready Assets Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Lionel D. Edie Ready Assets Trust but the Trust Estate only shall be liable.

                                       11